EXHIBIT 99.1

Contact:    LeAnne Zumwalt

Investor Relations

DaVita Inc.

310-750-2072

DAVITA INC. REPORTS 1st QUARTER 2003 RESULTS

Torrance, California, May 5, 2003 – DaVita Inc. (NYSE: DVA), today announced results for the quarter ended March 31, 2003. Net income for the three months ended March 31, 2003 was $36 million or $0.52 per share, compared with $36 million or $0.40 per share for the same period of 2002.

Financial and operating highlights include:

•	For the rolling 12 months ended March 31, 2003 operating cash flow was $302 million and free cash flow was $244 million. These cash flow numbers exclude prior period lab receipts, accounts receivable recoveries and valuation adjustments. Operating cash flow for the quarter ended March 31, 2003 was $81 million and free cash flow was $70 million.
•	Operating income for the quarter was $79 million.
•	EBITDA and EBITDA margin for the quarter were $98 million and 21.3%, respectively.
•	Total treatments for the first quarter were 1,503,031 up 4.8% over the prior year’s quarter. Non-acquired treatment growth was 3.3%, with acquisitions contributing the additional 1.5% to treatment growth.
•	First quarter dialysis revenue per treatment was $296, compared to $291 in the fourth quarter, an increase of 1.8%.
•	DSO for the first quarter decreased by one day during the quarter to 69 days.
•	As of March 31, 2003, we operated 523 outpatient centers serving approximately 45,000 patients. During the first quarter we acquired a controlling interest in two centers in which we previously had minority ownership and opened seven de novo centers. We also closed one center. Included in this patient and center count are approximately 3,300 patients in 30 centers under management.

Our 2003 EBITDA guidance remains at $380 million to $400 million. This guidance implies Generally Accepted Accounting Principles (GAAP) operating income of $300 million to $320 million for 2003.

DaVita will be holding a conference call to discuss its first quarter 2003 results on May 5, 2003, at 1:30 PM Eastern Daylight Time. The dial in number is 800 399-4406. A replay of the conference call will be available on DaVita’s official web page, www.davita.com, for the following 30 days.

This press release includes non-GAAP financial measures, which we believe provide useful information to investors by excluding certain nonrecurring expenses and prior period recoveries and by allowing consistency and comparability in our financial reporting to prior periods for which these non-GAAP measures were previously reported. These measures should be considered in addition to results prepared in accordance with GAAP, but are not a substitute for or superior to GAAP results. Included in this press release is a reconciliation of these non-GAAP measures to the most comparable GAAP financial measures.

This release also contains forward-looking statements. Factors which could impact future results include the uncertainties associated with governmental regulation, general economic and other market conditions, and the risk factors set forth in the Company’s SEC filings, including its Form 10-K for the year ended December 31, 2002. The forward-looking statements should be considered in light of these risks and uncertainties. These risks include those relating to:

•	possible reductions in private mix and private and government reimbursement rates,

•	the concentration of profits generated from PPO and private indemnity patients and from ancillary services including the administration of pharmaceuticals,

•	changes in pharmaceutical practice patterns or reimbursement policies,

•	the ongoing review of the Company’s Florida laboratory subsidiary by its Medicare carrier and the Department of Justice.

•	the ongoing review by the US Attorney’s Office and HHS Office of Inspector General in Philadelphia and

•	the Company’s ability to maintain contracts with physician medical directors.

DAVITA INC.

CONSOLIDATED BALANCE SHEETS

(dollars in thousands, except per share data)

	March 31, 2003	December 31, 2002
ASSETS
Cash and cash equivalents	$304,994	$96,475
Accounts receivable, less allowance of $48,743 and $48,927	346,145	344,292
Inventories	25,465	34,929
Other current assets	24,049	28,667
Deferred income taxes	41,773	40,163

Total current assets	742,426	544,526
Property and equipment, net	305,742	298,475
Amortizable intangibles, net	60,080	63,159
Investments in third-party dialysis businesses	3,368	3,227
Other long-term assets	2,609	1,520
Goodwill	865,449	864,786

	$1,979,674	$1,775,693

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable	$71,295	$77,890
Other liabilities	113,505	101,389
Accrued compensation and benefits	82,391	95,435
Current portion of long-term debt	43,908	7,978
Income taxes payable	26,550	9,909

Total current liabilities	337,649	292,601
Long-term debt	1,420,585	1,311,252
Other long-term liabilities	10,346	9,417
Deferred income taxes	72,381	65,930
Minority interests	27,156	26,229
Shareholders’ equity:
Preferred stock ($0.001 par value, 5,000,000 shares authorized; none issued)
Common stock ($0.001 par value, 195,000,000 shares authorized; 89,162,390 and 88,874,896 shares issued)	89	89
Additional paid-in capital	523,572	519,369
Retained earnings	249,750	213,337
Treasury stock, at cost (28,187,326 and 28,216,177 shares)	(661,854)	(662,531)

Total shareholders’ equity	111,557	70,264

	$1,979,674	$1,775,693

DAVITA INC.

CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

(dollars in thousands, except per share data)

	Three months ended March 31,
	2003	2002
Net operating revenues	$459,807	$427,665
Operating expenses and charges:
Dialysis centers and labs	316,710	291,634
General and administrative	36,787	36,053
Depreciation and amortization	17,445	15,805
Provision for uncollectible accounts	8,237	5,255
Minority interests and equity income, net	1,294	2,135

Total operating expenses and charges	380,473	350,882

Operating income	79,334	76,783
Debt expense	19,456	15,072
Other income, net	785	267

Income before income taxes	60,663	61,978
Income tax expense	24,250	26,000

Net income	$36,413	$35,978

Comprehensive income	$36,413	$35,978

Earnings per share:
Basic	$0.60	$0.43

Diluted	$0.52	$0.40

Weighted average shares for earnings per share:
Basic	60,905,056	82,967,141

Diluted	78,772,410	102,246,452

DAVITA INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(dollars in thousands)

	Three months ended March 31,
	2003	2002
Cash flows from operating activities:
Net income	$36,413	$35,978
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	17,445	15,805
Loss (gain) on divestitures	119	(458)
Deferred income taxes	4,841	7,861
Non-cash debt expense	840	634
Stock options, principally tax benefits	1,378	8,931
Equity investment income	(519)	(298)
Minority interests in income of consolidated subsidiaries	1,813	2,433
Distributions to minority interests	(2,465)	(1,501)
Changes in operating assets and liabilities, excluding acquisitions and divestitures:
Accounts receivable	(676)	(11,163)
Inventories	9,543	6,726
Other current assets	4,721	(2,840)
Other long-term assets	(2,457)
Accounts payable	(6,674)	8,969
Accrued compensation and benefits	(13,075)	(2,617)
Other current liabilities	11,952	15,050
Income taxes	16,641	261
Other long-term liabilities	809	(287)

Net cash provided by operating activities	80,649	83,484

Cash flows from investing activities:
Additions of property and equipment, net	(21,708)	(16,115)
Acquisitions and divestitures, net	(718)	(1,379)
Investments in affiliates, net	1,931	499
Intangible assets	(300)

Net cash used in investing activities	(20,795)	(16,995)

Cash flows from financing activities:
Borrowings	623,822	335,883
Payments on long-term debt	(478,659)	(355,803)
Deferred financing costs		(57)
Purchase of treasury stock		(67,877)
Proceeds from issuance of common stock	3,502	16,351

Net cash provided by (used in) financing activities	148,665	(71,503)

Net increase (decrease) in cash	208,519	(5,014)
Cash and cash equivalents at beginning of period	96,475	36,711

Cash and cash equivalents at end of period	$304,994	$31,697

DAVITA INC.

SUPPLEMENTAL FINANCIAL DATA

	Q1 2003		Q4 2002	Q1 2002
Financial Results:
Net earnings, excluding prior period Medicare lab revenue, extraordinary items, recoveries, and valuation adjustments (in 000’s)	$36,400		$34,600	$34,600
Basic EPS	$0.60		$0.57	$0.42
EPS assuming dilution	$0.52		$0.50	$0.39

EBITDA, excluding prior period Medicare lab revenue, recoveries and valuation adjustments
Consolidated (in 000’s)	$98,000		$97,000	$92,500
Continental U.S (in 000’s)	$98,000		$97,000	$91,900
Continental EBITDA margin	21.3%		21.0%	21.7%

Business Metrics (Continental U.S.):
Volume
Treatments	1,503,031		1,537,821	1,433,803
Number of treatment days	76.4		79.6	76.4
Treatments per day	19,673		19,319	18,767
Per day year over year increase	4.8%		3.8%	6.2%
Same center growth	3.1%		2.9%	4.2%
Non-acquired growth	3.3%		2.9%	4.2%

Revenue, excluding prior period Medicare lab revenue and recoveries of $41,555 in Q4 2002
Revenue (in 000’s)	$460,000		$462,000	$424,000

Dialysis revenue per treatment	$296.31		$291.02	$290.45
Per treatment increase from previous quarter	1.8%		0.0%	2.6%
Per treatment increase from prior year	2.0%		2.8%	5.9%

Expenses, excluding prior period Medicare lab revenue and recoveries
A. Dialysis centers and lab operating expenses
Percent of revenue	68.9%		68.7%	68.0%
Per treatment	$210.71		$206.17	$201.02
Per treatment increase from previous quarter	2.2%		1.4%	3.6%

B. General & administrative expenses
Percent of revenue	8.0%		8.5%	8.5%
Per treatment	$24.48		$25.57	$25.14
Per treatment increase (decrease) from previous quarter	(4.3%	)	4.7%	10.2%

C. Bad debt expense as a percent of current-period revenue	1.8%		1.8%	1.8%

D. Consolidated effective tax rate	40.0%		40.8%	42.0%

DAVITA INC.

SUPPLEMENTAL FINANCIAL DATA, CONTINUED

	Q1 2003	Q4 2002	Q1 2002
Cash Flow (Consolidated, including prior period recoveries, in 000’s)
Operating cash flow	$81,000	$66,000	$83,000
Free cash flow (before share repurchase, acquisition and development spending)	$70,000	$49,000	$74,000
Capital expenditures:
Development	$11,900	$19,600	$7,600
Routine maintenance/IT/other	$10,500	$16,700	$9,100
Acquisition expenditures, net	$700	$6,500	$1,400

Accounts Receivable
Net receivables (in 000’s)	$346,000	$344,000	$337,000
DSO	69	70	73

Debt/Capital Structure (Consolidated)
Total debt (in 000’s)	$1,464,000	$1,319,000	$800,000
Net debt, net of cash (in 000’s)	$1,159,000	$1,223,000	$769,000
LQA net leverage ratio	3.0x	3.1x	2.1x
Shares repurchased (in 000’s)	—	1,900	2,900
Average repurchase price	—	$23.80	$23.02

Clinical
Dialysis adequacy—% of patients with URR > 65	89%	88%	88%
Dialysis adequacy—% of patients with Kt/V > 1.2	92%	92%	92%
Anemia measure—% of patients with HCT > 33	83%	83%	79%

DAVITA INC.

RECONCILIATIONS FOR NON-GAAP MEASURES

	Rolling 12-month period ended Q1 2003	Q1 2003	Q4 2002	Q1 2002
	(dollars in thousands)
Operating cash flow excluding lab and accounts receivable recoveries related to prior years’ services and free cash flow:
Cash provided by operating activities	$339,160	$80,649	$66,318	$83,484
Exclusions:
Prior period lab receipts	(58,778)		(41,555)
Impairments and valuations adjustments	(380)		2,010
Accounts receivable recoveries	(2,938)		(510)	(2,254)

	(62,096)		(40,055)	(2,254)
Related income tax expense	24,559		15,842	891

Exclusions, net of tax	(37,537)		(24,213)	(1,363)

Operating cash flow excluding lab and accounts receivable recoveries related to prior years’ services	301,623	80,649	42,105	82,121
Less expenditures for routine maintenance and information technology	(57,337)	(10,490)	(16,706)	(9,090)

Free cash flow	$244,286	$70,159	$25,399	$73,031

Net income, excluding impairments, prior period lab receipts and accounts receivable recoveries:
Net income		$36,413	$58,811	$35,978
Less exclusions, net of tax			(24,213)	(1,363)

		$36,413	$34,598	$34,615

EBITDA, excluding impairments, prior period lab receipts and accounts receivable recoveries:
Operating income		$79,334	$118,377	$76,783
Additions:
Depreciation		14,946	14,385	13,295
Amortization		2,499	2,510	2,510
Minority interests and equity income, net		1,294	1,802	2,135

EBITDA		98,073	137,074	94,723
Exclusions:
Prior period lab receipts			(41,555)
Impairments and valuations adjustments			2,010
Accounts receivable recoveries			(510)	(2,254)

			(40,055)	(2,254)

		$98,073	$97,019	$92,469

Last quarter annualized (LQA) net leverage ratio:
EBITDA, excluding impairments, prior period lab receipts and accounts receivable recoveries		$98,073	$97,019	$92,469
		x4	x4	x4

Annualized EBITDA, less exclusions		$392,292	$388,076	$369,876

Net debt, net of cash		$1,159,000	$1,223,000	$769,000

Annualized EBITDA, less exclusions divided by net debt, net of cash		2.95x	3.15x	2.08x